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                                  EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 19, 1997, appearing on page F-2 of KFX Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


Denver, Colorado
May 29, 1997